Exhibit 99.1

TRUPET LLC
Financial Statements
December 31, 2018 and 2017

TRUPET LLC

Independent Auditors’ Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Unitholders of Trupet LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Trupet LLC. (the “Company”) as of December 31, 2018 and 2017, and the related statements of loss and comprehensive loss, unitholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced ongoing losses, negative cash flows from operations, accumulated a significant deficit, has a working capital deficit and the line of credit is approaching maturity. The Company is dependent upon future sources of debt or equity financing in order to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Chartered Professional Accountants

We have served as the Company’s auditor since 2019.
Toronto, Ontario
April 26, 2019

TRUPET LLC
Balance Sheets
As of December 31, 2018 and 2017

	2018	2017
Assets
Current Assets
Cash and cash equivalents	$3,946,261	$157,138
Accounts receivable, net (Note 2)	275,560	79,270
Inventories, net (Note 3)	1,556,946	1,156,830
Prepaid expenses and other current assets	269,073	60,898
Total Current Assets	6,047,840	1,454,136
Property and equipment, net (Note 4)	71,295	54,481
Other assets	27,559	27,559
Total Assets	$6,146,694	$1,536,176

Liabilities and Members’ Deficit
Current Liabilities
Line of credit (Note 5)	$4,600,000	$1,985,000
Other liabilities (Note 7)	1,898,759	58,407
Long-term debt, current portion (Note 8)	1,600,000	-
Accounts payable	764,715	676,884
Due from related parties	-	32,706
Accrued liabilities	244,593	889,069
Deferred revenue (Note 6)	65,965	-
Total Current Liabilities	9,174,032	3,642,066
Deferred rent	15,016	9,258
Total Liabilities	9,189,048	3,651,324
Members’ Deficit (Note 9)
Common units, no par value, 13,651,461 and 10,396,808 units authorized 10,545,435 and 10,396,808 units issued and outstanding at December 31, 2018 and 2017, respectively	8,913,647	8,556,943
Series A Preferred Units, no par value, 5,000,000 units authorized, 2,162,536 units issued and outstanding December 31, 2018.	4,668,000	-
Units to be issued	74,107	-
Accumulated deficit	(16,698,108)	(10,672,091)
Total Members’ Deficit	(3,042,354)	(2,115,148)
Total Liabilities and Members’ Deficit	$6,146,694	$1,536,176

See accompanying notes.

TRUPET LLC
Statements of Loss and Comprehensive Loss
For the Years Ended December 31, 2018 and 2017

	2018	2017

Net Sales	$14,784,831	$7,931,780
Cost of Goods Sold	7,488,641	4,309,602
Gross Profit	7,296,190	3,622,178
Selling, General, and Administrative Expenses	12,454,023	8,964,329
Loss from Operations	(5,157,833)	(5,342,151)
Other Income (Expense)
Interest expense	(868,184)	(42,109)
Other income	-	12,421
Net Loss and Comprehensive Loss	$(6,026,017)	$(5,371,839)
Weighted average number of units outstanding	10,474,541	10,205,688
Loss per unit, basic and diluted	(0.58)	(0.53)

See accompanying notes.

TRUPET LLC
Statements of Changes in Members’ Deficit
For the Years Ended December 31, 2018 and 2017

	Common Units		Series A Preferred Units		Units to be
	Number	Amount	Number	Amount	Issued	Deficit	Total
Balance at January 1, 2017	5,208,354	$1,471,000	-	$-	$-	$(5,300,252)	$(3,829,252)
Units issued pursuant to private placement	4,796,457	6,169,650	-	-	-	-	6,169,650
Units issued pursuant to services provided	391,997	916,293	-	-	-	-	916,293
Net loss for the period	-	-	-	-	-	(5,371,839)	(5,371,839)
Balance at December 31, 2017	10,396,808	8,556,943	-	-	-	(10,672,091)	(2,115,148)
Units issued pursuant to private placement	-	-	2,162,536	4,668,000	-	-	4,668,000
Units issued pursuant to services provided	148,627	356,704	-	-	74,107	-	430,811
Net loss	-	-	-	-	-	(6,026,017)	(6,026,017)
Balance at December 31, 2018	10,545,435	$8,913,647	2,162,536	$4,668,000	$74,107	$(16,698,108)	$(3,042,354)

See accompanying notes.

TRUPET LLC
Statements of Cash Flows
For the Years Ended December 31, 2018 and 2017

	2018	2017
Cash Flows from Operating Activities
Net loss	$(6,026,017)	$(5,371,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,123	11,883
Unit-based compensation expense	430,811	916,293
Change in operating assets and liabilities:
Accounts receivable	(196,290)	(50,447)
Inventories	(400,116)	(373,323)
Prepaid expenses and other assets	(208,175)	(31,418)
Accounts payable	55,125	479,946
Accrued liabilities	(644,476)	442,389
Deferred revenue	65,965	-
Deferred rent	5,758	9,258
Net cash used in operating activities	(6,903,292)	(3,967,258)
Cash Flows from Investing Activities
Purchases of property and equipment	(30,937)	(8,686)
Cash Flows from Financing Activities
Other liabilities	1,840,352	19,720
Net borrowings on line of credit	2,615,000	1,985,000
Borrowings on long-term debt	1,600,000	-
Proceeds from shares issued pursuant to private placement, net	4,668,000	1,836,450
Net cash provided by financing activities	10,723,352	3,841,170
Net Increase (Decrease) in Cash	3,789,123	(134,774)
Cash, Beginning of Year	157,138	291,912
Cash, End of Year	$3,946,261	$157,138
Supplemental Cash Flow Disclosures
Interest paid	$868,184	$42,109
Non-Cash Financing Activities:
Conversion of debt for equity	$0	$4,333,200

See accompanying notes.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 1 - Nature of Operations and Going Concern:

TruPet LLC (the Company), is a Delaware company, originally formed as an Ohio limited liability company on August 2, 2013. On December 20, 2018, the Company was converted to a Delaware limited liability company. The Company manufactures and markets freeze dry raw diet meals, treats, and supplements for dogs and cats in fulfillment of and to help pet owners understand the benefits of feeding a species an appropriate diet. The Company’s products are distributed throughout the United States online as well as pet specialty retail stores.

As of December 31, 2018, the Company incurred a loss from continuing operations of $6,026,017 and its balance sheet reflected an excess of current liabilities over current assets of approximately $3,126,000, while its cash flows showed a deficit in cash flows from operating activities of approximately $6,903,000. Additionally, the Company’s outstanding balance on the line of credit amounted to approximately $4,600,000 as of December, 31, 2018, and is due in May 2019.

The financial statements have been prepared on a going concern basis. In making this assessment, management conducted a comprehensive review of the Company’s affairs including, but not limited to:

•	The Company’s financial position for the year ended December 31, 2018;
•	Significant events and transactions the Company has entered into, including and through the date the financial statements were available to be issued;
•	Sales and profitability forecasts for the Company for the next financial year; and
•	The continued support of the Company’s members and lenders.
•	The refinancing of the line of credit with the same bank under similar terms.

To address the future additional funding requirements members have undertaken the following initiatives:

•	To continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments;
•	Continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources; and
•	The Company currently has an offer to sell its interest to Sport Endurance, Inc. (“SENZ”) in return for stock in the combined entity.

The members are confident that they will be able to complete additional rounds of a capital raising that will provide the Company with sufficient funding to meet its minimum expenditure commitments and support its planned level of overhead expenditures. Therefore, it is appropriate to prepare the financial statements on the going concern basis. In the event that the Company is not able to successfully complete any additional rounds of fundraising referred to above, complete the SENZ transaction, or control their overhead, there is substantial doubt as to whether the Company will continue as going concern, and therefore, whether they will realize their assets and extinguish their liabilities in the normal course of business, and at the amounts stated in the financial statements. As such, the financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts, nor to the amounts and classification of liabilities that might be necessary should the Company not continue as a going concern.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies:

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as issued by the Financial Accounting Standards Board (“FASB”) in effect on December 31, 2018. The significant accounting policies applied by the Company are described below.

Basis of Measurement

The financial statements of the Company are presented using and have been prepared on a going concern basis, under the historical cost convention except for certain financial instruments that are measured at fair value, as explained in the accounting policies below. Historical cost is measured as the fair value of the consideration provided in exchange for goods and services. The Company’s functional and presentation currency is United States dollars (“USD”).

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits held with banks and highly liquid investments with remaining maturities of ninety days or less at acquisition date. For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties to be cash and cash equivalents.

Accounts Receivable

Accounts receivable represents amounts due from customers less the allowance for doubtful accounts. A provision is recorded for impairment when there is objective evidence (such as significant financial difficulties of the debtor) that the Company will not be able to collect all amounts due according to the original terms of the receivable. A provision is recorded as the difference between the carrying value of the receivable and the present value of future cash flows expected from the debtor, with an offsetting amount recorded as an allowance, reducing the carrying value of the receivable. The provision is included in selling, general and administrative expense in the statements of loss and comprehensive loss. As at December 31, 2018 and 2017, the Company considers accounts receivable to be fully collectible, accordingly, no allowance for doubtful accounts have been recorded.

Inventories

Inventories are recorded at the lower of cost and net realizable value. The net realizable value represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale.

Cost is determined on a standard cost basis and includes the purchase price and other costs, such as transportation costs. Inventory’s average cost is determined on a first‑in, first‑out (“FIFO“) basis and trade discounts are deducted from the purchase price.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies (Continued):

Property and Equipment

Property and equipment are carried at cost and includes expenditures for new additions and those, which substantially increase the useful lives of existing assets. Depreciation is computed at various rates by use of the straight-line method. Depreciable lives are generally as follows:

Furniture and Fixtures	5 to 7 years
Equipment	7 years

Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of property or equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts in the year of disposal with the resulting gain or loss reflected in earnings.

The Company assesses potential impairments of its property and equipment whenever events or changes in circumstances indicate that the asset’s carrying value may not be recoverable. An impairment charge would be recognized when the carrying amount of property and equipment is not recoverable and exceeds its fair value. The carrying amount of property and equipment is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the property and equipment.

Income Taxes

No provision has been made for federal and state income taxes since the proportionate share of the Company’s income or loss is included in the personal tax returns of the members.

Accounting principles generally accepted in the United States of America require the Company to examine its tax positions for uncertain positions. Management is not aware of any tax positions that are more likely than not to change in the next twelve months or that would not sustain an examination by applicable taxing authorities.

The Company’s policy is to recognize penalties and interest as incurred in its statements of operations.

Revenue

The Company recognizes revenue to depict the transfer of promised goods to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies (Continued):

Revenue (Continued)

In order to recognize revenue, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods to a customer;
•	Allocate the transaction price to the performance obligation(s) in the contract;
•	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon shipment to the customer.

Advertising

The Company charges advertising costs to expense as incurred and such charges are included in selling, general and administrative expenses. Advertising costs, consisting primarily of media ads, amounted to approximately $3,900,000 and $3,700,000 for the years ended December 31, 2018 and 2017, respectively.

Shipping and Handling / Freight Out

The Company recognizes shipping and handling costs as a fulfillment cost, included in selling, general and administrative expenses as they are incurred prior to the customer obtaining control of the products. Shipping and handling costs primarily consist of costs associated with moving finished products to customers through third-party carriers. Shipping and handling costs amounted to $2,464,873 and $561,682 for the years ended December 30, 2018 and 2017, respectively. Additionally, the Company may recover such costs by passing them onto the customer. In these instances, the Company includes the freight charges billed to customers in total revenue. The amount included in revenue related to such recoveries was $883,398 and $430,457 for the years ended December 31, 2018 and 2017, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments recognized in the balance sheet and included in working capital consist of cash and cash equivalents, accounts receivable, accounts payable, line of credit, due to related party, accrued and other liabilities and long-term debt. Cash and cash equivalents are measured at fair value each reporting period. The fair values of the remaining financial instruments approximate their carrying values.

The Company’s financial instruments exposed to credit risk include cash and cash equivalents and accounts receivable (Note 13).

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies (Continued):

Fair Value of Financial Instruments (Continued)

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company has applied the framework for measuring fair value which requires a fair value hierarchy to be applied to all fair value measurements.

All financial instruments recognized at fair value in the balance sheet are classified into one of three levels in the fair value hierarchy as follows:

•	Level 1 –	valuation based on quoted prices (unadjusted) observed in active markets for identical assets or liabilities. Cash is measured based on Level 1 inputs.
•	Level 2 –
valuation techniques based on inputs that are quoted prices of similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; inputs other than quoted prices used in a valuation model that are observable for that instrument; and inputs that are derived from or corroborated by observable market data by correlation or other means.

•	Level 3 –	valuation techniques with significant unobservable market inputs.

Basic and Diluted Loss Per Unit

Basic and diluted loss per unit has been determined by dividing the net loss available to members for the applicable period by the basic and diluted weighted average number of units outstanding, respectively. Common unit equivalents and incentive units are excluded from the computation of diluted loss per unit when their effect is anti-dilutive.

Stock-Based Compensation

The Company follows the fair value method of accounting for stock awards granted to employees, directors, officers and consultants. Stock-based awards to employees are measured at the fair value of the related stock-based awards. Stock-based payments to others are valued based on the related services rendered or goods received or if this cannot be reliably measured, on the fair value of the instruments issued. Issuances of such awards are valued using the fair value of the awards at the time of grant. The Company recognizes stock-based payment expenses over the vesting period based on expectations of the number of awards expected to vest over that period on a straight-line basis.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies (Continued):

Use of Estimates (Continued)

The Company evaluates its estimates on an ongoing basis. The Company bases its estimates on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting estimates are reviewed and discussed with the Board of Directors. The Company considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made, if changes in the estimate or if different estimates that could have been selected would have a material impact on the Company’s results of operations or financial condition.

Significant estimates and assumptions that have the most significant effect on the amounts recognized in the financial statements relate to, but are not limited to going concern and liquidity assumptions, allowance for doubtful accounts, inventory reserves, valuation of stock-based compensation, loyalty points rewards and return and refund provisions.

Recently Issued Accounting Pronouncements

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncement and interpretations thereof that have effective dates during the reporting period and in future periods.

New standards and interpretations:

Early adoption of ASC606 “Revenue from Contracts with Customers”

As permitted, the Company elected to early-adopt ASC606 for the periods reported. In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition,” and most industry-specific guidance. ASU No. 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies (Continued):

Recently Issued Accounting Pronouncements (Continued):

New standards and interpretations (Continued):

Early adoption of ASC606 “Revenue from Contracts with Customers” (Continued)

The amendments in the ASU must be applied using one of two retrospective methods and are effective for annual and interim periods beginning after December 15, 2016. On July 9, 2015, the FASB modified ASU 2014-09 to be effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. As modified, the FASB permits the adoption of the new revenue standard early, but not before the annual periods beginning after December 15, 2016. There have also been various additional accounting standards updates issues by the FASB in 2016 that further amend this new revenue standard. The Company adopted ASC 606 on January 1, 2017 and there has been no impact on the financial statements as a result of the adoption of ASC 606.

Early adoption of ASU 2017-11 “Earnings Per Share”

As permitted, the Company elected to early-adopt ASU 2017-11. The FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities From Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments With Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non-public Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception, allows a financial instrument with a down-round feature to no longer automatically be classified as a liability solely based on the existence of the down-round provision. The update also means the instrument would not have to be accounted for as a derivative and be subject to an updated fair value measurement each reporting period.

On consideration of the above factors, the Company elected to early adopt ASU 2017-11 on January 1, 2018, the ASU is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

The early adoption allows the Company to reduce the cost and complexity of accounting for financial instruments that, due to down round provisions, would otherwise require fair value measurement each reporting period and eliminate the corresponding impact and unnecessary volatility in reported earnings created by the revaluation when the Company’s share value changes.

The Company has applied the change in accounting policy retrospectively to all prior periods, as described in ASU No. 250-10-45-5, Accounting Changes and Error Corrections; however, there was no impact on the comparative period.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies (Continued):

Recently Issued Accounting Pronouncements (Continued):

New standards and interpretations:

Early adoption of ASU 2017-01 “Business Combinations”

The FASB issued ASU No. 2017-01 which clarifies the definition of business. If substantially all of the fair value of the gross assets acquired is a single identifiable asset or group of similar identifiable assets, the set is not considered a business. The Company elected to early adopt ASU 2017-01 on January 1, 2018, the ASU is effective for public business entities for fiscal years beginning after December 15, 2017. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019.

The Company has applied the change in accounting policy retrospectively to all prior periods, as described in ASU No. 250-10-45-5, Accounting Changes and Error Corrections; however, there was no impact on the comparative period.

New and revised standards not yet adopted:

On February 25, 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This update will require organizations that lease assets to recognize on the balance sheets the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018.  The Company is currently assessing the impact of the standard on its lease commitments disclosed in Note 10. Recognizing the present value of the remaining lease payments as a right of use asset and lease liability is expected to have a material impact, which is currently still under assessment.

In June 2018, the FASB issued ASU 2018-07- Stock Compensation (Topic 718). The amendments in this Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The requirements of Topic 718 should be applied to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specific that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. These amendments are effective for public companies for fiscal years beginning after December 15, 2018.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies (Continued):

Recently Issued Accounting Pronouncements (Continued):

New and revised standards not yet adopted (Continued):

In June 2016 the FASB issued Topic ASU No. 2016-13 “Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326)” (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2019 and early adoption is permitted for annual and interim periods beginning after December 15, 2018.

The Company has carefully considered other new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the Company’s reported balance sheet or operations in 2019.

Note 3 - Inventories:

Inventories reflected on the accompanying balance sheets are summarized as follows:

	2018	2017
Food, treats and supplements	$1,301,274	$709,561
Other products and accessories	191,292	283,132
Inventory packaging and supplies	132,681	164,137
	1,625,247	1,156,830
Inventory reserve	(68,301)	-
	$1,556,946	$1,156,830

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 4 - Property and Equipment:

Property and equipment consists of the following at December 31, 2018 and 2017:

	2018	2017
Warehouse equipment	49,431	49,431
Computer equipment	13,913	13,913
Furniture and fixtures	45,944	14,556
	109,288	77,900
Accumulated depreciation	(37,993)	(23,419)
	$71,295	$54,481

Depreciation amounted to $14,123 and $11,883 for the years ended December 31, 2018 and 2017, respectively, and is included as a component of selling, general, and administrative expenses.

Note 5 - Line of Credit:

The Company, along with the majority owners serving as co-borrowers, had a $2,000,000 line of credit executed in May 2017. Through various amendments, the maximum borrowings under the line increased to $4,600,000 with a maturity of May 2019. Borrowings bear interest at the Libor rate plus 3% (5.3% and 4.3% at December 31, 2018 and 2017, respectively). At December 31, 2018 and 2017, outstanding borrowings amounted to $4,600,000 and $1,985,000, respectively.

The line of credit is secured by certain investment holdings of one of the co-borrowers. Covenants under the line of credit require the Company to be within a certain quarterly and annual loss limitation threshold, and certain other restrictions. As of December 31, 2018, the Company was in compliance with their covenants. As of December 31, 2017, the Company was not in compliance with certain covenants; however, the bank granted a waiver of default remedies with respect to noncompliance as of that date and the credit agreement was modified to remove the annual loss limitation threshold.

For the years ended December 31, 2018 and 2017, the Company recorded approximately $169,000 and $38,000, respectively, of interest expense in its statements of loss and comprehensive loss related to the line of credit.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 6 - Loyalty Program Provision:

The TruDog Love Club is a loyalty program designed to increase customer visits and spending. The Club allows members instant access to select perks not offered to the general public, like auto-shipments and free shipping over $47. The program also enables customers to accumulate points based on their spending. For every $1 spent, customers receive twelve points, and for every five hundred points earned, customers will receive a $5 gift card which can be redeemed for goods purchased on-line. As of December 31, 2018 and 2017, earned, but not redeemed, loyalty program awards amounted to $65,965 and $0, respectively, as reflected in the balance sheets.

Note 7 - Other Liabilities:

Other liabilities include outstanding amounts on bank issued revolving credit cards. Interest rates on the issued credit cards was 19.24% for purchases and 24.24% for cash advances for the year ended December 31, 2018.

Under the terms of a Business Cash Advance Agreement, the Company has sold $2,005,794 of future receivables for proceeds of $1,879,794. Future receivables are defined as all future payments made by cash, check, ACH, direct or pre-authorized debit, wire transfer, credit card, debit card, charge card or other form of payment related to the business of the Company. The creditor has the right to decline to purchase any future receivables and/or adjust the amount of the advance. In the event of a sale, disposition, assignment, transfer or otherwise of all or substantially all of the business assets, the creditor’s consent is required or repayment in full of the amount of future receivables remaining. The transactions under the Business Cash Advance Agreement are as follows:

	Advance #1	Advance #2	Advance #3	Total
Opening balance - January 1, 2018
Initial cash advance	$-	$-	$-	$-
Advance of outstanding amounts	398,909	965,308	1,050,000	2,414,217
Total initial advances	-	-	824,486	824,486
Payments	(429,432)	(1,080,180)	(101,727)	(1,611,339)
Advance fixed fee	30,523	114,872	126,000	271,395
Closing balance - December 31, 2018	$-	$-	$1,898,759	$1,898,759

For the years ended December 31, 2018 and 2017, the Company recorded approximately $271,000 and $0, respectively, of interest expense in its statements of loss and comprehensive loss related to the credit cards.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 8 - Long-term Debt:

Long-term debt consists of a note payable to a director of the Company bearing 26.6% interest, unsecured, with principal and interest due within 30 days to the Company being sold. At December 31, 2018 and 2017, outstanding borrowings amounted to $1,600,000 and $0, respectively. As a result of the likelihood of a transaction resulting in a sale of the Company (Note 15), this has been classified as a current liability on the accompanying balance sheets.

For the years ended December 31, 2018 and 2017, the Company recorded approximately $426,000 and $0, respectively, of interest expense in its statements of loss and comprehensive loss related to its related party term debt.

Note 9 - Members’ Equity:

Common Units

The Company had the following transactions in its common units during the year ended December 31, 2018:

•
The Company issued 148,627 shares of the Company’s common units to employees and consultants of the Company as compensation under the Equity Incentive Plan. The value of the units amounted to $430,811 and has been recorded as a component of selling, general and administrative expenses for the year ended December 31, 2017.

The Company had the following transactions in its common units during the year ended December 31, 2017:

•	The Company issued an aggregate of 4,796,457 shares of the Company’s common units at a purchase price of $1.29 per share. The proceeds were approximately $6,170,000.
•
The Company issued 391,997 shares of the Company’s common units to an employee and a service provider of the Company as compensation. The value of the units amounted to $916,293 and has been recorded as a component of selling, general and administrative expenses for the year ended December 31, 2017.

Series A Preferred Units

In December 2018, the Company completed a private placement and issued Series A Preferred Units to unrelated parties for $2.40 per unit.

Until a Qualified Public Offering (as defined in the Company Operating Agreement, “Agreement”), any holder of Series A Preferred Units may, at any time prior to or simultaneously with a Deemed Liquidation Event (as defined in the Agreement), without the payment of additional consideration by the Series A Preferred Member, convert all or any portion of the Series A Preferred Units (including any fraction of a Unit) held by such Member into a number of Common Units based on a Series A Preferred Unit conversion price as defined in the Agreement.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 9 - Members’ Equity (Continued):

Series A Preferred Units (Continued)

The initial “Conversion Price” shall be the Original Purchase Price per Series A Preferred Unit. In order to prevent dilution of the conversion rights granted under this Agreement, the Conversion Price shall be adjusted for any unit splits, unit combinations, unit “dividends”, recapitalizations or similar transactions with respect to such Series A Preferred Units after the issuance of such Series A Preferred Units and also shall be subject to adjustment from time to time pursuant to the Agreement.

All of the outstanding Series A Preferred Units shall be automatically converted into a number of Common Units equal to (i) the total number of outstanding Series A Preferred Units multiplied by the Adjusted Original Purchase Price, divided by (ii) the Conversion Price then in effect without any further action on the part of the Company or any holder of Series A Preferred Units, upon (i) the closing of a Qualified Public Offering or (ii) the date and time, or the occurrence of an event, specified by the vote or written consent of the Unanimous Consent of the Series A Managers.

As detailed above, the Company early adopted ASU 2017-11 and accounted for Series A Preferred Units as an equity instrument.

The following summarizes the Company’s shares of common units as of December 31, 2018:

•
The Company issued an aggregate of 2,162,536 shares of the Company’s Series A Preferred Units at a purchase price of $2.29 per unit. The proceeds were approximately $4,668,000, net of $532,000 of share issuance costs.

No transactions were consummated during the year ended December 31, 2017 related to the Series A Preferred Units.

Equity Incentive Plan

In December 2018, the Company executed a limited liability company agreement by and among its members. As part of the agreement, an equity incentive plan was created whereby common units are or may be granted to an employee, consultant, officer, director, manager or other service provider of the Company. The aggregate number of common units issued pursuant to the plan, together with the aggregate number of profits interest units issued pursuant to any profits interest plan shall not exceed eight percent 8% of the total units outstanding. Therefore, the Company has 1,097,552 available units to issue under the plan as of December 31, 2018. The value of these units are estimated at the common unit fair market value of $2.40 per unit.

In November 2018, the Company awarded an affiliate of the managing member 274,388 available units under the Equity Incentive Plan in connection with its performance of services to the Company. Fifty percent of these incentive units shall vest immediately, and then subject to continuous service being rendered, the remaining incentive units shall vest in 24 equal monthly installments beginning on the effective date of the Plan which is December 2018.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 10 - Operating Lease Commitments:

The Company leases its office and warehouse facilities under an agreement, which originally expired in November 2018. This agreement was modified in January 2016 for additional space leased. With this modification, the rent term was also revised and extended for an additional 72 months beginning June 2016, at a base price of $12.15 per square foot, with a 3.5% annual escalation clause and a one-time option to renew the lease for an additional 5 year term. In addition to base monthly rent, the agreement requires the Company to pay its proportionate share of real estate taxes, insurance, and common area maintenance expenses.

Rent expense under this arrangement amounted to $219,262 and $128,457 for the years ended December 31, 2018 and 2017, respectively.

Future minimum commitments under this agreement is as follows at December 31, 2018:

Year Ending December 31,
2019	$257,296
2020	295,740
2021	295,740
2022	123,075
2023	-
$971,850

Note 11 - Material Service Agreements:

Material service agreements consummated with related parties:

Financial and Accounting Personnel

The Company entered into an agreement in December 2018 for assistance and support regarding its financial operation and capital raise efforts, and can be terminated at any time by either party with a 60 day notice with an affiliate of the managing member. The agreement requires payments amounting to $21,160 every 4 weeks through December 2020. Payments related to this agreement amounted to $48,312 for the year ended December 31, 2018.

Management Services

The Company pays an entity owned by one of its members for management services that can be terminated at any time by either party. Payments related to this arrangement amounted to approximately $477,000 and $0 for the years ended December 31, 2018 and 2017, respectively.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 11 - Material Service Agreements (Continued):

Material service agreements consummated with related parties (Continued):

Finder’s Fee and Other Services

The Company paid a finders’ fee of $300,000 during the year ended December 31, 2018 to an entity owned by one of its members.  Additionally, the Company paid approximately $437,000 to this entity for other professional services rendered.  No such fees were paid to this entity in 2017.

Material service agreements consummated with third parties:

Financial and Accounting Personnel

The Company entered into an agreement in December 2018 for accounting management services for a fee of $5,770 to be paid every 2 weeks. Prior to this, the same company was performing similar services in 2018 for $3,600 every 2 weeks. Payments related to this agreement amounted to $37,710 for the year ended December 31, 2018.

Supply Chain and Inventory Control Management

The Company entered into an agreement with an independent contractor for supply chain and inventory control services in March 2017 for $1,100 per month. Payments related to this agreement amounted to $57,200 and $29,950 for the years ended December 31, 2018 and 2017, respectively.

Marketing Services

The Company entered into an agreement with an independent contractor for dedicated marketing measurement management in March 2018 for $2,995 per week. The contract can be terminated by either party with a 30 day written notice. Payments related to this agreement amounted to $26,955 for the year ended December 31, 2018.

The Company entered into an agreement with an independent contractor for e-mail marketing services and related maintenance in November 2017 for $4,000 per month. The contract can be terminated by either party with a 30 day written notice. Payments related to this agreement amounted to $48,000 and $8,000 for the years ended December 31, 2018 and 2017, respectively.

The Company entered into an agreement with an independent contractor for marketing services in March 2018 for $3,500 per month. The contract can be terminated by either party with a 30 day written notice. Payments related to this agreement amounted to $35,000 for the year ended December 31, 2018.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 11 - Material Service Agreements (Continued):

Material service agreements consummated with third parties:

Placement and Selling Agent

In December 2018, the Company executed an agreement with a third party to assist them in identifying and negotiating with potential investors, assisting in due diligence, and other capital market functions for a term of 6 months. The agreement calls for a $0 base fee, but a 5% commission on cash proceeds obtained in exchange for shares or equity interest in the Company. The commissions can be paid in cash or equity in the Company. This agreement has an initial six month term, and subsequent to that, with a sixty day notice prior to the end of the initial term, the Company at its option may elect to extend this agreement for one successive twelve month term. Payments related to this agreement amounted to $110,000 for the year ended December 31, 2018, and is capitalized to related private placement as costs of issuance.

Consulting and Business Advisory Services

In September 2018, the Company executed an agreement with two third parties to assist them in brand alignment, introductions to potential investors as well as introductions to others who could provide assistance to the Company.  The agreement calls for a referral fee paid of the following:

•	6% of any deal completed with a person or entity that was referred by the third parties up to $10,000,000.
•	3% of $10,000,001 – $20,000,000.
•	1.5% above $20,000,001

This agreement has an initial term of one year with automatic renewal for successive one year terms.  Either party can terminate the agreement with a thirty day written notice. Payments related to this agreement amounted to $132,000 for the year ended December 31, 2018, and is capitalized to related private placement as costs of issuance.

Note 12 - Royalties:

The Company entered into an agreement for the payment of royalties related to sales of the Orapup brand dental system in November 2015. The agreement calls for a 10% royalty to be paid on the first $2.5 million of related sales for a term of 3 years. Subsequent to this, commencing on the earlier of the 3 year term, or the sales ceiling of $2.5 million has been reached, a 2% royalty will be paid thereafter on the sales of the Orapup brand. In November 2018, the parties reached a settlement whereby the Company paid $100,000 to fulfill all of their present and future obligations related to this agreement. As such, in addition to this payment, royalty expense amounted to $3,091 and $15,011 for the years ended December 31, 2018 and 2017, respectively, all of which are included in selling, general and administrative expenses.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 13 - Concentration of Credit Risk:

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with primarily one financial institution. At times, such amounts may be in excess of the FDIC insured limit. The Company has never experienced any losses related to these balances.

The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Note 14 - Major Suppliers:

The Company purchased approximately 70% and 54% of its inventories from one vendor for the years ended December 31, 2018 and 2017, respectively. Additionally, the Company primarily utilized one vendor for outsourced manufacturing of their meals for the years ended December 31, 2018 and 2017.

Note 15 - Subsequent Events:

Management has evaluated subsequent events through the date on which the financial statements were issued.

Award of Incentive Units

In January 2019, the Company awarded the following individuals or entities available units of the Equity Incentive Plan:

•	Anthony Santarsiero – 397,862 units
•	Michelle Ruble, supply chain and inventory control management (see Note 10) – 137,194 units
•	Will Mullis – 137,194 units

Provisions under these award agreements call for continuous service to the Company and will vest over a 3 year period unless a deemed liquidation or business combination event occurs, whereby the units will become 100% vested prior to consummation of such event.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 15 - Subsequent Events (Continued):

Plan and Exchange Agreement

In February 2019, the Company entered into a securities and exchange agreement with Better Choice Company Inc. (“BCC”) (formerly Sports Endurance, Inc.), a Delaware corporation, TruPet LLC, a Delaware limited liability company (“TruPet”), and the holders of the Membership Interests of TruPet. The TruPet Members will sell, convey, transfer and assign to BCC, free and clear of all Encumbrances or known claims of any kind, nature or description, all of the issued and outstanding Membership Interests of TruPet on a fully diluted basis (the “TruPet Exchange Consideration”). The agreement is subject to certain conditions to close disclosed in article 6 of the agreement. Immediately after the consummation of the transaction the TruPet Members, in the aggregate, shall own 38.2% of the voting power and 38.2% of the economic interests in BCC.